UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2014

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwritten Public Offering of Senior Notes due 2021

On June 2, 2014, NetApp, Inc. (“NetApp” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, to issue and sell $500.0 million aggregate principal amount of 3.375% Senior Notes due 2021 (the “Notes”) in a public offering (the “Offering”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-185217) and a related prospectus filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2012 and a prospectus supplement filed with the SEC on June 2, 2014. The Underwriting Agreement contains customary representations, warranties and agreements by NetApp, and customary closing conditions, indemnification rights and termination provisions.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indenture Relating to Senior Notes due 2021

On June 5, 2014, NetApp entered into a Second Supplemental Indenture, relating to the issuance by the Company of the Notes (the “Second Supplemental Indenture”) which supplemented the Indenture, dated December 12, 2012 (the “Base Indenture,” and together with the Second Supplemental Indenture, the “Indenture”), with U.S. Bank National Association, as trustee, to establish the terms and form of the Notes. Interest is payable on the Notes semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2014.

NetApp intends to use the net proceeds of the Notes for general corporate purposes, which may include capital expenditures, possible stock repurchases and dividends, working capital and potential acquisitions and strategic transactions. NetApp may also be required to offer to repurchase the Notes upon a change in control and a contemporaneous downgrade of the Notes below an investment grade rating, and it may elect to redeem the Notes in whole or in part at any time, as further specified in the Indenture.

The Indenture contains limited affirmative and negative covenants of NetApp. The negative covenants restrict the ability of NetApp and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock or indebtedness of its subsidiaries that own principal property; to engage in sale and lease-back transactions with respect to any principal property; and to consolidate, merge or sell all or substantially all of its assets.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. NetApp’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

The foregoing description of certain terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed on December 12, 2012 and is incorporated herein by reference, and the Second Supplemental Indenture and form of Note, which are filed with this report as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Notes and the Second Supplemental Indenture is incorporated herein by reference.

Item 8.01.	Other Events.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to NetApp, has issued an opinion to NetApp dated June 5, 2014 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2014, by and among NetApp, Inc. and Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

4.1	Second Supplemental Indenture, dated June 5, 2014, by and between NetApp, Inc. and U.S. Bank National Association.

4.2	Form of Note for NetApp’s 3.375% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.
(Registrant)

June 5, 2014	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2014, by and among NetApp, Inc. and Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

4.1	Second Supplemental Indenture, dated June 5, 2014, by and between NetApp, Inc. and U.S. Bank National Association.

4.2	Form of Note for NetApp’s 3.375% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 above).